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                                                                Exhibit 5

                         [C. TIMOTHY SMOOT LETTERHEAD]


                               CONSENT OF COUNSEL


Material Technology, Inc.
East Tower, Suite 705
11835 W. Olympic Blvd.
Los Angeles, CA  90064


        C. Timothy Smoot, Esq., hereby consents (1) to the use of his opinion dated December 18, 1996, relating to the sale of 120,000 Common Shares of Material Technology, Inc., a Delaware corporation, in accordance with the Corporation's 1996 Stock Option Plan and to the reference to the Law Office of
C. Timothy Smoot under "Experts" in the Registration Statement on Form S-8 and Amendments thereto relating to registering such shares under the Securities Act of 1933.


Torrance, California                            Signed: C. Timothy Smoot
                                                -------------------------
December 18, 1996                               C. Timothy Smoot, Attorney